UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 7, 2015, TESSCO Technologies Incorporated (the “Company”) and its primary operating subsidiaries, as borrowers or guarantor, as applicable, entered into a Fourth Modification Agreement (the “Fourth Modification”) with SunTrust Bank and Wells Fargo Bank, National Association, to extend the maturity date of the Company's existing term loan in the original principal amount of $4.5 million from July 1, 2016 to October 1, 2020.  The principal balance of the term loan as of October 7, 2015 was $1,968,750.

The discussion of the Fourth Modification as set forth in this Item 1.01 is qualified in its entirety by the actual terms and provisions of the Fourth Modification, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated fully herein by this reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit No.	Description
10.1

Fourth Modification Agreement dated as of October 7, 2015, by and among the Registrant and certain subsidiaries, as borrowers or guarantor, as applicable, Wells Fargo Bank, National Association, as lender and Administrative Agent, and SunTrust Bank, as lender and Arrangement Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive
Officer

Dated: October 13, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1

Fourth Modification Agreement dated as of October 7, 2015, by and among the Registrant and certain subsidiaries, as borrowers or guarantor, as applicable, Wells Fargo Bank, National Association, as lender and Administrative Agent, and SunTrust Bank, as lender and Arrangement Agent.